SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549



                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)..........
      Report pursuant to Item 5 made at registrant's option with respect to event announced August 15, 1995



                  STONE & WEBSTER, INCORPORATED
      (Exact name of registrant as specifed in its charter)




          Delaware             1-1228               13-5416910
(State or other jurisdiction    (Commission File     (IRS Employer
   of incorporation)               Number)                   Number)



250 West 34th Street, New York, NY                       10119
       Address of principal executive offices)             ( Zip Code)



Registrant's telephone number, including area code: (212) 290-7500
                                                                     2.
Form 8-K                                 Stone & Webster, Incorporated


     Item 5.   Other Events


               The text of registrant's Press Release dated August 15, 1995 relating to the resignation of Bruce C. Coles as Chairman of the Board of Directors, President, and Chief Executive Officer, the election of Kent F. Hansen as non-executive Chairman of the Board, and the appointment of Edward J. Walsh as acting President and Chief Executive Officer appears below.


                                            FOR IMMEDIATE RELEASE



   STONE & WEBSTER NAMES KENT F. HANSEN NON-EXECUTIVE CHAIRMAN
          AND EDWARD J. WALSH ACTING PRESIDENT AND CEO,
             FOLLOWING RESIGNATION OF BRUCE C. COLES


New York, N.Y., August 15, 1995--Stone & Webster, Incorporated (NYSE: SW) today announced that Bruce C. Coles has resigned his positions as Chairman of the Board of Directors, President, and Chief Executive Officer, effective immediately, to accept a senior position at another company. Stone & Webster further announced that Kent F. Hansen has been elected non-executive Chairman of the Board of Directors and Edward J. Walsh has been appointed acting President and Chief Executive Officer, effective immediately.

Dr. Hansen, 63, is Professor of Nuclear Engineering at the Massachusetts Institute of Technology in Cambridge, Mass. He has been a director of Stone & Webster since 1988. Mr. Walsh, 44, was previously a Vice President of Stone & Webster, Incorporated, with responsibility for the activities of the company's subsidiaries in the United Kingdom and Canada, as well as real estate activities for the parent company.

A Board search for a permanent CEO is now under way. This process is expected to take several months and will include both internal and external candidates.

"I am leaving Stone & Webster with a tremendous sense of accomplishment and excitement about its future," Mr. Coles said. "We have implemented the initiatives necessary to build and deliver value for our shareholders and ensured that the company is well positioned for profitable growth. I am confident that under the guidance of Kent Hansen and the day-to-day leadership of Ed Walsh, Stone & Webster will continue to achieve its objectives and maintain its position as a leader in the global engineering and construction industry."

"My decision to leave Stone & Webster was based on an opportunity to pursue new challenges at another great company in a related but non-competing field," Mr. Coles continued. "After spending my entire professional career at Stone & Webster, this was an extremely difficult and deeply personal decision for me to make. I have great affection for the outstanding people throughout the organization and tremendous respect for the institution and its century-old tradition of providing creative solutions to our clients' most complex problems."

Dr. Hansen said, "I know that the other members of Stone & Webster's Board of Directors join me in thanking Bruce Coles for his outstanding service to the company over the past 27 years. While we are genuinely sorry that he is leaving, we accept his desire to pursue a new challenge after his successful efforts to restructure and reorganize Stone & Webster. His legacy is the turnaround that is now well under way--as evident in the significant improvement in the company's
                                                                             3.
Form 8-K                                         Stone & Webster, Incorporated


financial results for the first two quarters of the current fiscal year."

In addition to being named acting President and CEO, Mr. Walsh was also promoted yesterday to Executive Vice President of the corporation. Prior to becoming Vice President of Stone & Webster, Incorporated, Mr. Walsh was the President and CEO of Stone & Webster Canada Limited. He was responsible to the Canadian Board of Directors for all operations of the company in the power, process, industrial, transportation and environmental sectors in Canada, and for polymers and derivatives on an international basis. Mr. Walsh has also held positions in project management, business development, and cost and scheduling during his 22-year career at Stone & Webster.

"Bruce Coles has made many contributions to the success of Stone & Webster over the years and we will certainly miss him," Mr. Walsh said. "However, one of Bruce's greatest accomplishments was to build a strong and deep management team that is truly committed to building value for our shareholders. Accordingly, I am confident that our management team will be successful in its efforts to realize the company's long-term objectives."

Founded in 1889, Stone & Webster, is one of the world's leading providers of engineering, design, construction, consulting and full environmental services for power, process, industrial and governmental projects.



                            * * * * *





Contact:  Jeremiah P. Cronin
          (212) 290-7484

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   STONE & WEBSTER, INCORPORATED




                                   BY: JEREMIAH P. CRONIN
                                       Jeremiah P. Cronin
                                       Executive Vice President


Date:  August 15, 1995